EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
August 5, 2025

Centrus Reports Second Quarter 2025 Results

•Net income of $28.9 million on $154.5 million in revenue, compared to net income of $30.6 million on $189.0 million in revenue in Q2 2024
•Consolidated cash balance of $833.0 million as of June 30, 2025
•Completed Phase 2 of the High-Assay, Low-Enriched Uranium (“HALEU”) Operation Contract on time, successfully completing contractual delivery of 900 kilograms of HALEU to the Department of Energy
•The Department of Energy exercised a portion of Phase 3 of the HALEU Operation Contract, valued at approximately $110.0 million through June 30, 2026

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today reported second quarter 2025 results. The Company reported net income of $28.9 million for the three months ended June 30, 2025, which is $1.63 (basic) and $1.59 (diluted) per common share.

“Centrus delivered another strong quarter of revenue and margins while successfully continuing our preparations ahead of our future enrichment build-out,” said Centrus President and CEO Amir Vexler.

“We achieved yet another important operational milestone this quarter, contractually delivering 900 kilograms of HALEU to the Department of Energy. By successfully reaching our contractual production target, we have further confirmed our technology’s ability to operate as expected and predictably deliver results for our customers and for the nation. The Department of Energy also initiated Phase 3 by exercising an option to extend our competitively-awarded contract.

There is a strong consensus among nuclear utilities and policymakers that an additional enricher is required to bring new supply and new competition to the U.S. market, which has been long dominated by foreign, state-owned enterprises. Centrus is proud to offer a publicly-traded, American source of enrichment.”

Financial Results

Centrus generated total revenue of $154.5 million and $189.0 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of $34.5 million (or 18%).

Revenue from the LEU segment was $125.7 million and $169.6 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of $43.9 million (or 26%). Uranium revenue decreased by $29.9 million as a result of a decrease in the volume of uranium sold. SWU revenue decreased by $14.0 million as a result of a 27% decrease in the volume of SWU sold, partially offset by a 24% increase in the average price of SWU sold.

Revenue from the Technical Solutions segment was $28.8 million and $19.4 million for the three months ended June 30, 2025 and 2024, respectively, an increase of $9.4 million (or 48%). The increase in revenue is primarily attributable to a $9.1 million increase in revenue generated by the HALEU production contract with the Department of Energy (“DOE”) signed in 2022 (“HALEU Operation Contract”), while the remaining increase is related to other contracts. Revenue from the HALEU Operation Contract is recorded on a cost-plus-incentive-fee basis and includes a target fee for Phase 2 of the contract.

Cost of sales for the LEU segment was $75.0 million and $136.6 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of $61.6 million (or 45%). SWU costs decreased as a result of a 27% decrease in the volume of SWU sold and an 8% decrease in the average unit cost of SWU sold. Uranium costs decreased primarily as a result of a decrease in the volume of uranium sold.

Cost of sales for the Technical Solutions segment was $25.6 million and $15.9 million for the three months ended June 30, 2025 and 2024, respectively, an increase of $9.7 million (or 61%). The increase is primarily attributable to a $9.7 million increase in costs incurred under the HALEU Operation Contract.

The Company recognized a gross profit of $53.9 million and $36.5 million for the three months ended June 30, 2025 and 2024, respectively, an increase of $17.4 million (or 48%).

Gross profit for the LEU segment was $50.7 million and $33.0 million for the three months ended June 30, 2025 and 2024, respectively, an increase of $17.7 million (or 54%). LEU customers generally have multi-year contracts that carry annual purchase commitments, not quarterly commitments. The gross profit in our LEU business varies based upon the timing of those contracts. The pricing applied to deliveries varies depending upon the market conditions at the time the contract was signed. The increase for the three months ended June 30, 2025 was due to the composition of contracts in the current quarter, compared to the prior quarter.

Gross profit for the Technical Solutions segment was $3.2 million and $3.5 million for the three months ended June 30, 2025 and 2024, respectively, a decrease of $0.3 million (or 9%). Because of the delay in completing Phase 2 of the HALEU Operation Contract, in November 2024, DOE extended the Phase 2 period of performance to June 30, 2025. Costs incurred subsequent to the extension have not yet been subject to a fee as this portion of Phase 2 remains undefinitized and is subject to negotiation.

During the three months ended June 30, 2025, we further strengthened our balance sheet by raising approximately $114.0 million in net proceeds from our at-the-market equity offering, which will be used for general corporate purposes.

Domestic Enrichment Update

On June 17, 2025, the DOE issued an amendment to the HALEU Operation Contract that split the first three-year option period into a first option period of one year (“Option 1a”) and a second option period of two years (“Option 1b”). The amendment establishes a target cost and fee for Option 1a of approximately $99.3 million and $8.7 million, respectively, and a target cost and fee for Option 1b of $163.5 million and $15.2 million, respectively. In conjunction with the amendment, the DOE exercised Option 1a and extended the period of performance to June 30, 2026. Option 1b, if exercised, would have a period of performance from July 1, 2026 through June 30, 2028.

On June 25, 2025, Centrus announced that 900 kilograms of HALEU UF6 has been produced and contractually delivered to the DOE, achieving the production target for Phase 2 of the HALEU Operation Contract. Centrus is now producing HALEU under Option 1a of the HALEU Operation Contract. The HALEU produced under this contract belongs to the DOE and can be used to advance key national priorities, such as enabling the demonstration and commercialization of HALEU-fueled advanced reactors.

Backlog

The Company’s backlog is $3.6 billion as of June 30, 2025 and extends to 2040. Our LEU segment backlog as of June 30, 2025 is approximately $2.7 billion. The LEU backlog is the estimated aggregate dollar amount of revenue for future SWU and uranium deliveries primarily under medium and long-term contracts with fixed commitments and approximately $2.1 billion in contingent LEU sales commitments, with $1.7 billion of the total under definitive agreements and $0.4 billion of the total subject to entering into definitive agreements, in support of potential construction of LEU production capacity at the Piketon, Ohio facility. The contingent LEU sales commitments also depend on our ability to secure substantial public and private investment. Our Technical Solutions segment backlog is approximately $0.9 billion as of June 30, 2025, and includes both funded amounts (services for which funding has been both authorized and appropriated by the customer), unfunded amounts (services for which funding has not been appropriated), and unexercised options.

In July 2025, the Company secured an additional $0.1 billion LEU contingent sales commitment under a definitive agreement in support of the potential construction at the Piketon, Ohio facility, which also depends on our ability to secure substantial public and private investment.

About Centrus Energy

Centrus Energy is a trusted American supplier of nuclear fuel and services for the nuclear power industry, helping meet the growing need for clean, affordable, carbon-free energy. Since 1998, the Company has provided its utility customers with more than 1,850 reactor years of fuel, which is equivalent to more than 7 billion tons of coal.

With world-class technical and engineering capabilities, Centrus is pioneering production of High-Assay, Low-Enriched Uranium and is leading the effort to restore America’s uranium enrichment capabilities at scale so that we can meet our clean energy, energy security, and national security needs. Find out more at www.centrusenergy.com.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions with respect to future events and operational, economic and financial performance. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus Energy Corp., particular risks and uncertainties (hereinafter “risks”) that could cause our actual future results to differ materially from those expressed in our forward-looking statements and which are, and may be, exacerbated by any worsening of the global business and economic environment include but are not limited to the following: risks related to the geopolitical conflicts and the imposition of sanctions or other measures, including bans or tariffs, by (i) the U.S. or foreign governments and institutions such as the European Union, (ii) organizations (including the United Nations or other international organizations), and/or (iii) entities (including private entities or persons), that could directly or indirectly impact our financial position or ability to obtain, deliver, transport or sell low enriched uranium (“LEU”) or the Separative Work Units (“SWU”) and natural uranium hexafluoride components of LEU delivered to us under the existing supply contract with the Russian government-owned entity, TENEX, Joint-Stock Company (“TENEX”) (“TENEX Supply Contract”) or other supply contracts or make related payments or deliveries of natural uranium hexafluoride to TENEX; risks related to laws or other government measures that ban, delay or restrict (i) imports of Russian LEU into the United States, including but not limited to the “Prohibiting Russian Uranium Imports Act” enacted in May 2024 that bans imports of LEU from Russia into the U.S., effective August 11, 2024, subject to issuance of waivers by the DOE (“Import Ban Act”), (ii) transactions with Rosatom or its subsidiaries which include TENEX, or (iii) exports of Russian LEU from Russia to the United States or any entity that is a U.S. entity or that transacts with a U.S. entity (including but not limited to Russian Federal Decree No. 1544 that rescinded TENEX’s general license to export LEU to the United States or to entities registered in the United States through December 31, 2025) (“Russian Decree”); risks related to our potential inability to secure additional U.S. government waivers from the Import Ban Act in a timely manner or at all in order to allow us to continue importing Russian LEU under the TENEX Supply Contract or implementing the TENEX Supply Contract; risks related to TENEX’s refusal or its prohibition or inability to deliver, or timely deliver, LEU to us for any reason, including (i) U.S. or foreign government sanctions, bans, or decrees imposed on LEU from Russia or on TENEX, (ii) TENEX being unable, prohibited, or unwilling to receive payments, receive the return of natural uranium hexafluoride, or conduct other activities related to the TENEX Supply Contract, (iii) TENEX elects, or is directed (including by its owner or the Russian government), to limit, pause, or stop transactions with us or with the United States or other countries or (iv) TENEX is unable to secure specific export licenses from the Russian authorities as required by the Russian Decree for each shipment or secure them in a timely manner to ship Russian LEU to the United States, or such export licenses, once secured, are subsequently rescinded prior to shipment; risks related to laws, sanctions or other government measures that prohibit or restrict doing business with TENEX; risks related to disputes with third parties, including contractual counterparties, that could result if we do not receive timely deliveries of LEU under the TENEX Supply Contract and are unable to rely on contractual protections; risks related to our dependence on others, such as TENEX, under the TENEX Supply Contract, a subsidiary of Orano Cycle (“Orano”), under our long-term commercial supply agreement with Orano, and other suppliers (including, but not limited to, transporters, fabricators, or converters) who provide, or deliver, us the goods and services we need to conduct our business and any resulting negative impact on our liquidity; risks related to our ability to sell, transport or deliver the LEU we procure pursuant to our purchase obligations under our supply agreements and the impacts of sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement as amended, international trade legislation and other international trade restrictions including but not limited to the Import Ban Act and Russian Decree; risks related to the increasing quantities of LEU being imported into the United States from China and the impact on our ability to make future LEU or SWU sales or ability to finance any build out of our enrichment capacities; risk related to change in laws, tariffs or other government measures that would lift, lower or relax such laws, tariffs or government measures to allow the importation of LEU, or increase its cost, from Russia or other countries with restrictions; risks related to not being able to sell the Russian LEU we may be allowed to import in 2026 or 2027 for any reason, even if we secure waivers, including customers having filled their fuel needs for those years; risks related to whether or when government funding or demand for HALEU for government or commercial uses will materialize and at what level; risks regarding funding for continuation and deployment of the American Centrifuge technology; risks related to (i) our ability to perform and absorb costs under our agreement with the DOE to deploy and operate a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Operation Contract”), (ii) our ability to obtain new contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the output from the HALEU enrichment facility may not be available to us as a future source of supply; risks related to existing or new trade barriers, and related to contract terms, that limit our ability to procure LEU for, or sell, transport, or deliver LEU to, customers; risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks related to the movement and timing of customer orders; risks related to the fact that we face significant competition from major LEU producers who may be less cost sensitive or are wholly or partially government owned; risks that our ability to compete in foreign markets may be limited for various reasons, including policies that favor indigenous suppliers over foreign suppliers of goods and services; risks related to the fact that our revenue is largely dependent on our largest customers; risks related to our backlog, including uncertainty concerning customer actions under current contracts and in future contracting attributable to market conditions, global events or other factors, including our lack of current production capability; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan, on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other situation, event or occurrence that affect the ability of others to pay for our products or services in a timely manner or at all; risks related to pandemics, endemics, and other health crises; risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU; risks related to DOE not issuing any major task orders to any contract awardee under any of the HALEU Production Contract, LEU Production Contract, or HALEU Deconversion Contract; risks related to the Company not winning a task order under the HALEU Production Contract, LEU Production Contract and HALEU Deconversion Contract to expand the capacity of the American Centrifuge plant; risks related to DOE not providing adequate share of the appropriated funding to the Company under any of the HALEU Production Contract, LEU Production Contract or HALEU Deconversion Contract; risks related to our ability to secure financing to expand our plant for LEU or HALEU or expand it to the level that would make it commercially viable; risks related to the DOE not exercising additional options under Phase 3 of the HALEU Operation Contract or awarding a third party to continue the HALEU Operation Contract; risks related to our inability to increase capacity for HALEU or LEU in a timely manner to meet market demand or our contractual obligations; risks related to DOE not awarding any contracts to the Company in response to the Company’s future proposals; risks related to reliance on the only firm that has the necessary permits and capability to transport LEU from Russia to the United States and that firm’s ability to maintain those permits and capabilities or secure additional permits; risks related to a government shutdown or lack of funding that could result in program cancellations, disruptions and/or stop work orders and could limit the U.S. government’s ability to make timely payments, including under Executive Order 14158, and our ability to perform our U.S. government contracts and successfully compete for work including under the HALEU Operation Contract; risks related to changes to the U.S. government’s appropriated funding levels for HALEU Operation Contract due to changes in U.S. government policy or other reasons; risks related to uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks related to the potential for demobilization or termination of the HALEU Operation Contract; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to the government’s inability to satisfy its obligations, including supplying government furnished equipment necessary for us to produce and deliver HALEU under the HALEU Operation Contract and processing security clearance applications resulting from a government shutdown or other reasons; risks related to our inability to obtain the government’s approval to extend the term of, or the scope of permitted activities under, our lease with the DOE in Piketon, Ohio; risks related to security, including cybersecurity, incidents that may impact our business operations, including incidents that may relate to the ongoing conflict in the Middle East and other regions of concern; risks related to our inability to perform fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must bear could be higher than expected and the risk related to complying with stringent government contractual requirements; risks related to our inability to attract qualified employees necessary for the potential expansion of our operations in Oak Ridge, Tennessee or Piketon, Ohio; risks related to our long-term liabilities, including our defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to our 2.25% Convertible Senior Notes maturing in 2030; risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to LEU segment’s backlog and customer relationships; risks related to decisions made by our Class B Common Stock stockholders regarding their investment in the Company, including decisions based upon factors that are unrelated to the Company’s performance; risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock) may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders; risks related to (i) the use of our net operating losses (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement, dated as of April 6, 2016 to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; risks related to failures or security, including cybersecurity, breaches of our information technology systems; risks related to our ability to attract and retain key personnel; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks related to actions, including investigations, reviews or audits, that may be taken by the U.S. government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us; risks related to our inability to perform and receive timely payment under our agreements with the DOE or other government agencies, including risks related to the ongoing funding by the government and potential audits; risks related to how aligned we may be, or perceived to be, with any political party, administration, or its policies based on our positions or our political action committee’s advocacy; risks related to changes or termination of our agreements with the U.S. government or other counterparties, or the exercise of contract remedies by such counterparties; risks related to the competitive environment for our products and services; risks related to changes in the nuclear energy industry; risks related to the competitive bidding process associated with obtaining contracts, including government contracts; risks related to potential strategic transactions that could be difficult to implement, that could disrupt our business or that could change our business profile significantly; risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks related to the impact of, or changes to, government regulation and policies or interpretation of laws or regulations, including by the U.S. Securities and Exchange Commission, the DOE, the U.S. Department of Commerce and the U.S. Nuclear Regulatory Commission; risks related to the recent U.S. federal government administration’s reliance on executive orders to implement regulatory or trade policy and objectives, which could exacerbate regulatory or, private or public, financing unpredictability; risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations, and lead to claims against the Company; risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks discussed in this news release and in our filings with the SEC

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this news release and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, under Part II, Item 1A - “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and in our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Contacts:

Media: Dan Leistikow at LeistikowD@centrusenergy.com
Investors: Neal Nagarajan at NagarajanNK@centrusenergy.com

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Separative work units	$125.7	$139.7	$177.0	$163.3
Uranium	—	29.9	—	29.9
Technical solutions	28.8	19.4	50.6	39.5
Total revenue	154.5	189.0	227.6	232.7
Cost of Sales:
Separative work units and uranium	75.0	136.6	95.1	159.7
Technical solutions	25.6	15.9	45.7	32.2
Total cost of sales	100.6	152.5	140.8	191.9
Gross profit	53.9	36.5	86.8	40.8
Advanced technology costs	3.3	4.1	6.3	9.8
Selling, general and administrative	9.2	7.1	17.0	15.0
Stock compensation	4.2	0.5	4.7	0.7
Amortization of intangible assets	3.7	3.7	4.8	4.8
Operating income	33.5	21.1	54.0	10.5
Nonoperating components of net periodic benefit loss	1.0	(16.3)	1.9	(16.2)
Interest expense	3.1	0.3	6.5	0.7
Investment income	(8.0)	(2.4)	(15.3)	(5.2)
Extinguishment of long-term debt	—	—	(11.8)	—
Other expense, net	—	—	0.1	0.1
Income before income taxes	37.4	39.5	72.6	31.1
Income tax expense	8.5	8.9	16.5	6.6
Net income and comprehensive income	$28.9	$30.6	$56.1	$24.5

Net income per share:
Basic	$1.63	$1.89	$3.23	$1.53
Diluted	$1.59	$1.89	$3.22	$1.52
Average number of common shares outstanding (in thousands):
Basic	17,703	16,185	17,344	16,045
Diluted	18,121	16,226	17,406	16,125

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended June 30,
	2025	2024
OPERATING
Net income	$56.1	$24.5
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	5.4	5.2
Deferred tax assets	15.5	6.3
Gain on remeasurement of retirement benefit plans	—	(16.6)
Equity related compensation	4.7	0.7
Revaluation of inventory borrowings	3.6	1.8
Gain on extinguishment of 8.25% Notes	(11.8)	—
Other reconciling adjustments, net	1.3	0.1
Changes in operating assets and liabilities:
Accounts receivable	48.6	14.9
Inventories	(221.5)	80.8
Inventories owed to customers and suppliers	111.2	(83.2)
Other current assets	1.3	—
Accounts payable and other liabilities	(6.1)	(7.6)
Payables under inventory purchase agreements	97.6	(4.2)
Deferred revenue and advances from customers, net of deferred costs	(12.6)	(5.0)
Pension and postretirement benefit liabilities	(3.9)	(5.2)
Other changes, net	(0.1)	(0.2)
Cash provided by operating activities	89.3	12.3

INVESTING
Capital expenditures	(5.7)	(2.4)
Cash used in investing activities	(5.7)	(2.4)

FINANCING
Proceeds from the issuance of common stock, net	139.9	19.0
Exercise of stock options	—	0.4
Common stock withheld for tax obligations under stock-based compensation plan	(2.5)	(0.3)
Payment of interest classified as debt	(3.5)	(3.1)
Payment of principal to redeem 8.25% Notes	(74.3)	—
Cash provided by financing activities	59.6	16.0

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.2)	(0.1)

Increase in cash, cash equivalents and restricted cash	143.0	25.8
Cash, cash equivalents and restricted cash, beginning of period	704.0	233.8
Cash, cash equivalents and restricted cash, end of period	$847.0	$259.6

Supplemental cash flow disclosures:
Cash paid for income taxes	$0.3	$0.6
Cash paid for interest	$4.4	$—

Non-cash activities:
Adjustment of right to use lease assets from lease modification	$1.3	$—
Property, plant and equipment included in accounts payable and accrued liabilities	$0.6	$0.5
Equity issuance costs included in accounts payable and accrued liabilities	$0.1	$0.1
Common stock withheld for tax obligations under stock-based compensation plan	$—	$0.1

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$833.0	$671.4
Accounts receivable	31.3	80.0
Inventories	320.5	161.6
Deferred costs associated with deferred revenue	47.7	63.9
Other current assets	18.1	38.3
Total current assets	1,250.6	1,015.2
Property, plant and equipment, net of accumulated depreciation of $5.9 million and $5.3 million as of June 30, 2025 and December 31, 2024, respectively	14.9	9.4
Deposits for financial assurance	2.6	2.6
Intangible assets, net	24.8	29.6
Deferred tax assets	13.9	29.3
Other long-term assets	8.0	7.3
Total assets	$1,314.8	$1,093.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$33.1	$38.8
Payables under inventory purchase agreements	127.1	29.5
Inventories owed to customers and suppliers	127.4	16.2
Deferred revenue and advances from customers	154.8	216.4
Short-term inventory loans	39.8	39.8
Current debt	—	6.1
Total current liabilities	482.2	346.8
Long-term debt	390.0	472.5
Postretirement health and life benefit obligations	70.9	74.6
Pension benefit liabilities	3.9	4.0
Long-term inventory loans	—	26.2
Other long-term liabilities	8.7	7.9
Total liabilities	955.7	932.0

Stockholders’ equity:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, none issued	—	—
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 17,488,642 and 16,045,916 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1.7	1.6
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of June 30, 2025 and December 31, 2024	0.1	0.1
Excess of capital over par value	378.1	236.5
Accumulated deficit	(20.2)	(76.3)
Accumulated other comprehensive loss	(0.6)	(0.5)
Total stockholders’ equity	359.1	161.4
Total liabilities and stockholders’ equity	$1,314.8	$1,093.4